UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): February 26, 2021

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 26, 2021, the Board of Directors of Applied DNA Sciences, Inc. (the “Company”) acting pursuant to a recommendation by its Compensation Committee (the “Compensation Committee”), approved certain compensatory arrangements for Dr. James Hayward, the Company’s President, Chief Executive Officer, and Chairman of the Board of Directors, and Ms. Beth Jantzen, the Company’s Chief Financial Officer. These arrangements are further described below.

James Hayward Bonus Agreement:

On March 2, 2021, the Company entered into a letter agreement with Dr. Hayward (the “Hayward Bonus Agreement”), pursuant to which the Company agreed to accelerate the payment of $556,840 of the Revenue Bonus (as defined below) to Dr. Hayward (the “Awarded Bonus”) in recognition of his contributions to the Company.

As previously disclosed by the Company, in 2018 and 2019, the Compensation Committee approved certain performance bonus opportunities for Dr. Hayward, payable to Dr. Hayward if the Company reaches certain revenue targets during his continued employment with the Company. The current aggregate amount of such bonuses is $816,840 (the “Revenue Bonus”). The revenue targets underlying the Revenue Bonus have not yet been achieved.

Under the Hayward Bonus Agreement, in exchange for the Awarded Bonus, Dr. Hayward agreed to waive his right to earn any remaining portions of the Revenue Bonus. The Awarded Bonus shall be paid to Dr. Hayward within 45 days of executing the Hayward Bonus Agreement.

The foregoing description of the principal terms of the Hayward Bonus Agreement is qualified in its entirety by reference to the Hayward Bonus Agreement, a copy of which is incorporated herein and attached hereto as Exhibit 10.1.

Beth Jantzen Salary Increase:

The Company increased the salary of Ms. Jantzen to an annual rate of $300,000, effective March 5, 2021, from $250,000 per annum. Ms. Jantzen is not party to an employment agreement with the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement dated March 2, 2021, by and between the Company and Dr. James Hayward

signatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLIED DNA SCIENCES, INC.

Date: March 4, 2021	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated March 2, 2021, by and between the Company and Dr. James Hayward